EXHIBIT 23

DELOITTE & TOUCHE LLP
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               3900 US Bancorp Tower    Telephone: (503) 222-1341
               111 SW Fifth Avenue      Facsimile: (503) 224-2172
               Portland, Oregon 97204-3698





INDEPENDENT AUDITORS' CONSENT
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We consent to the incorporation by reference in Registration
Statement No. 33-34724, Post-Effective Amendment No. 1 to Registration Statement No. 2-76276, and Post-Effective Amendments No. 2 to Registration Statement Nos. 2-77195 and 33-19354 on
Form S-8 and in Registration Statements No. 33-44827, 33-64014, 33-51271, and 33-53795, and Post-Effective Amendments No. 1 to Registration Statements Nos. 33-1304 and 33-20384 on Form S-3 of our report dated February 22, 1995 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the change in the Company's method of accounting for income taxes and postretirement benefits) appearing in this Annual Report on Form 10-K of Northwest Natural Gas Company for the year ended December 31, 1994.



DELOITTE & TOUCHE LLP

March 23, 1995